SCHEDULE 14A INFORMATION
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SYMS CORP

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i

SYMS CORP

One Syms Way
Secaucus, New Jersey 07094

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 5, 2011

Notice is hereby given that the 2011 Annual Meeting of the Shareholders of Syms Corp, a New Jersey corporation (the “Company”), will be held at 11:00 a.m., Eastern daylight time, on Friday, August 5, 2011, at the Company’s executive offices, One Syms Way, Secaucus, New Jersey 07094, for the following purposes:

(1) To elect five directors of the Company to hold office until the next annual meeting of Shareholders or until their respective successors are duly elected and qualified;

(2) To cast a non-binding advisory vote on executive compensation (“say-on-pay”);

(3) To cast a non-binding advisory vote on the frequency of say-on-pay proposals;

(4) To ratify the appointment of the firm of BDO USA, LLP as the independent registered public accounting firm for the Company for fiscal 2011; and

(5) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” the nominees for director listed in the proxy statement and the accompanying proxy card; “FOR” approval of the executive compensation of the Company’s named executives; “FOR” the Company to have say-on-pay votes annually; and “FOR” the proposal to ratify the appointment of the firm of BDO USA, LLP as the independent registered public accounting firm for the Company for fiscal 2011, and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any adjournment(s) or postponement(s) thereof. The holders of record of the Company’s common stock, $.05 par value, at the close of business on June 15, 2011, will be entitled to vote at the meeting and any adjournment(s) thereof.

You are cordially invited to attend the meeting in person. Even if you plan to be present, you are urged to sign, date and mail the enclosed proxy promptly. If you attend the meeting you can vote either in person or by your proxy. If you wish to attend the meeting in person and you are a registered owner of shares of stock on the record date, you must show a government issued form of identification which includes your picture. If you are a beneficial owner of shares as of the record date that are held for your benefit by a bank, broker or other nominee, in addition to the picture identification, you will need proof of ownership of our common stock on the record date to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker or other nominee holder that shows you were an owner on the record date are examples of proof of ownership.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON August 5, 2011:

This proxy statement and our fiscal 2010 Annual Report on Form 10-K are available at: www.syms.com.

By Order of the Board of Directors
/s/ Laura McCabe Brandt
Laura McCabe Brandt
Corporate Secretary
June 24, 2011

SYMS CORP
One Syms Way
Secaucus, New Jersey 07094

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held On August 5, 2011

INTRODUCTION

This Proxy Statement and enclosed proxy card are being furnished in connection with the solicitation by the Board of Directors of Syms Corp, a New Jersey corporation (the “Company”), of proxies for use at the 2011 Annual Meeting of the Shareholders (the “2011 Annual Meeting”), to be held on Friday, August 5, 2011, at 11:00 a.m. at the Company’s executive offices located at One Syms Way, Secaucus, New Jersey 07094 or at any adjournment(s) or postponement(s) for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The cost of preparing and mailing the proxy and this Proxy Statement and all other costs in connection with this solicitation of proxies will be borne by the Company. The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, Internet and personal solicitation by our directors, officers or other regular employees. In addition, the Company has retained American Stock Transfer & Trust Company to assist in soliciting proxies at a cost of approximately $2,000. It is anticipated that the accompanying proxy and this Proxy Statement will be sent to shareholders of the Company on or about June 27, 2011.

Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified. Any such proxy which is properly executed but in which no direction is specified will be voted “FOR” the election of the Board of Directors’ nominees for director; “FOR” approval of the executive compensation of the Company’s named executives; “FOR” the Company to have say-on-pay votes annually; and “FOR” the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending February 25, 2012, and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any adjournment(s) or postponement(s) thereof. Each proxy granted is revocable and may be revoked at any time prior to its exercise, by notifying the Corporate Secretary of the Company prior to the commencement of the meeting, by executing and submitting, prior to the completion of balloting, a subsequent proxy or by electing to vote in person at the 2011 Annual Meeting. Mere attendance at the 2011 Annual Meeting will not serve to revoke a proxy. The Company intends to reimburse brokerage companies and others for forwarding proxy materials to beneficial owners of shares.

Only shareholders of record of the Company’s voting securities as of the close of business on June 15, 2011 are entitled to notice of and to vote at the 2011 Annual Meeting. As of the record date, 14,448,188 shares of common stock, par value $0.05 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each of the Proposals and on all other matters properly brought before the 2011 Annual Meeting. Concurrently with the mailing of this Proxy Statement, the Company is mailing its Annual Report for its fiscal year ended February 26, 2011 (“fiscal 2010”), to shareholders of record on June 15, 2011.

Shareholders vote at the 2011 Annual Meeting by casting ballots (in person or by proxy) which are tabulated by a representative of the Company’s independent transfer agent appointed to serve as Inspector of Election at the meeting and who has executed and verified an oath of office. The holders of a majority of the shares of Common Stock issued and outstanding represented in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the votes cast at the 2011 Annual Meeting is sufficient to elect a director. The affirmative vote of a majority of the votes cast at the 2011 Annual Meeting is required to approve the executive compensation of the Company’s named executives and the Company having say-on-pay votes annually and to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

Abstentions and broker non-votes are included in the determination of the number of shares present at the 2011 Annual Meeting for quorum purposes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner. With respect to Proposals 1, 2, 3 and 4, abstentions and “broker non-votes” will not be counted as votes cast and, accordingly, will have no effect on the outcomes of these proposals.

ELECTION OF DIRECTORS

Proposal 1

At the 2011 Annual Meeting, all five directors of the Company are to be elected for the term of one year or until their respective successors have been elected and qualified. It is intended that votes will be cast pursuant to proxies received from holders of Common Stock of the Company for the nominees listed below, unless the proxy contains contrary instructions. The affirmative vote of a plurality of the votes cast at the meeting is necessary for the election of directors. Thus, provided a quorum is present and voting, the five directors receiving the most votes will be elected as directors.

If any of the nominees listed below is unavailable for election at the date of the 2011 Annual Meeting, the shares represented by the proxy will be voted for the remaining nominees and for such substitute nominee or nominees as the Board of Directors, in their judgment, designate. The Company at this time has no reason to believe that any of these directors and nominees will decline or be unable to serve if elected.

Background information with respect to the Board of Directors’ nominees for election as directors, appears below. Four of the five nominees for directors are incumbent directors, who were elected by shareholders at a meeting for which proxies were solicited. The fifth director was appointed by the Board of Directors in October 2010. There is no family relationship between any nominee and any other nominee or executive officer of the Company. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the equity securities of the Company owned by each nominee for director.

Name of Director or Nominee for Election	Age	Director Since	Position
Marcy Syms(1)(4)(5)	60	1983	Chief Executive Officer and Chairman of the Board
Beth L. Bronner	60	2010	Director of the Company
Henry M. Chidgey(2)(3)	61	2006	Director of the Company
Bernard H. Tenenbaum(1)(2)(3)(4)(5)	56	2006	Director of the Company
Thomas E. Zanecchia(2)(3)	56	2007	Director of the Company

(1)	Member of the Executive Committee of the Company.
(2)	Member of the Stock Option Committee of the Company.
(3)	Member of the Audit Committee of the Company.
(4)	Member of the Nominating & Corporate Governance Committee of the Company.
(5)	Member of the Compensation Committee of the Company.

Nominees for Election as Director

Set forth below is information concerning the Board of Directors’ nominees for director:

MARCY SYMS has been a Director of the Company since 1983, served as President from 1983 until 2010 and was Chief Operating Officer of the Company from 1984 until January 1998. From January 1998 until the present, Marcy Syms has served as Chief Executive Officer of the Company. Marcy Syms is also a director of Rite-Aid Corp. Marcy Syms was elected Chairman of the Board in 2010.

BETH L. BRONNER is currently a managing director at Mistral Equity Partners, a private equity firm specializing in the consumer and media sectors. Prior to joining Mistral, Ms. Bronner was Global Chief Marketing Officer of Jim Beam Brands Worldwide where she was a vital part of the integration of the Fortune Brands’ acquisition of Allied Domecq. She also served as President of consumer businesses for Revlon, Häagen-Dazs, and Sunbeam. Ms. Bronner currently serves on the board of directors of Jamba Juice.

HENRY M. CHIDGEY has been President of Osage International Consulting Group since 2000. Mr. Chidgey was President and Chief Operating Officer of Hearts on Fire, a privately-held branded diamond and diamond jewelry business, from 2003 to 2004 and he continues to serve as an advisor to that company. Mr. Chidgey served as Director and Chief Operating Officer of FerroNorte, SA, a Brazilian railroad company, from 1997 to 1999 and prior to that he was President of RailTex from 1995 to 1997.

BERNARD H. TENENBAUM is Managing Partner of China Cat Capital, LLC, a consulting and investment company focused on transactions in Asia, and President of the Children’s Leisure Products Group, a holding company with investments in children’s leisure product businesses; a position he has held since 1997. He has also served as an advisor to Bel Air Partners, an investment banking firm from 2000 to 2009. Previously, he was Vice President of Corporate Development for Russ Berrie & Co., a NYSE-traded gifts and juvenile products company and was the founding Director of the George Rothman Institute of Entrepreneurial Studies at Fairleigh Dickinson University as well as the first George Rothman Clinical Professor of Entrepreneurial Studies.

THOMAS E. ZANECCHIA is the founder and has been the President of Wealth Management Consultants, Inc. since 1993. He is also co-founder of Branzan Investment Advisors, Inc. Prior to founding these companies, Mr. Zanecchia was a stockholder and President of Financial Consulting Services for Asset Management Group.

Board Qualifications

The Company’s Board does not have a formal policy of considering diversity in identifying potential director candidates. The Board considered the following attributes of its nominees in determining that each is qualified to serve as a director of the Company:

With respect to Ms. Syms, the Board took into consideration her long-time dedicated service to, and her substantial familiarity with, the Company, her knowledge of the Company’s business and product lines and her public image, which is closely associated with the Company and its public image.

With respect to Ms. Bronner, the Board took into consideration her prior experience in the consumer and media sectors as well as her direct experience of integrating an acquired company into the acquiring parent company.

With respect to Mr. Chidgey, the Board took into consideration his experience with the jewelry business and consumer preferences, as well as his experience in serving as the chief operating officer of diverse businesses.

With respect to Mr. Tenenbaum, the Board took into consideration his experience with retail businesses, his background in entrepreneurial studies and the role he typically performs as a business counselor.

With respect to Mr. Zanecchia, the Board took into consideration his experience with finance and the extent of his consulting capabilities.

With respect to each candidate, the Board also considered the contributions that the respective directors have made to the Company over their respective periods of service.

Role in Oversight

In naming Marcy Syms as the Chairman of the Board, the Board considered the fact that certain commentators have raised concerns regarding having a company’s chief executive officer also serve as board chairman. The Board concluded that in light of the size of the Board, Marcy Syms’ familiarity with the Company and the manner in which the Board operates, there was no need to separate the offices of the Chairman of the Board and the chief executive officer. Bernard H. Tenenbaum acts as the lead independent director of the Board of Directors. The role of the lead independent director is to call for and preside over executive sessions of the independent directors as appropriate, serve as liaison on behalf of the independent directors with the Chairman of the Board and perform such other duties as may be requested from time to time by the Board, the independent directors or the Chief Executive Officer.

The Board’s role in the risk oversight process includes receiving regular reports from members of management on areas of material risk to the Company, including operational, financial, legal and strategic risks. The full Board or the appropriate committee receives these reports from management to enable it to understand the Company’s risks, to respond to unexpected contingencies and to take proactive steps to mitigate risk. Any such matters considered at the committee level are reported to the full Board. This enables the Board and its committees to coordinate the risk oversight role.

The Board of Directors recommends that the shareholders vote FOR the election of each nominee for director named above. Executed proxies solicited hereby will be voted FOR each nominee named above unless a direction to withhold authority is specifically indicated.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During fiscal 2010 there were eight meetings of the Board of Directors. During fiscal 2010, each director attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of which he or she was a member.

Based on information supplied to it by the Directors, the Board of Directors has determined that four of the current directors, Bernard H. Tenenbaum, Beth L. Bronner, Henry M. Chidgey and Thomas E. Zanecchia, are “independent” under the listing standards of the NASDAQ Stock Market (“NASDAQ”) and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). The Board of Directors has made such determinations based on the fact that none of such persons have had, or currently have, any material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates, that would impair their independence, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship.

The Board of Directors has determined that the Company is a “controlled company” (as defined in the NASDAQ Marketplace Rules) based on the fact that more than 50% of the voting power of the Company’s voting stock is held by Marcy Syms, individually and as trustee of The Laura Merns Living Trust, dated February 14, 2003, and as Trustee of the Marcy Syms Revocable Living Trust dated January 12, 1990, as amended, which entity holds Syms Corp common shares. As a result, the Company is exempt from the provisions of the NASDAQ governance standards requiring that (i) a majority of the board consist of independent directors, (ii) the nominating committee be composed entirely of independent directors and (iii) the compensation committee be composed entirely of independent directors.

The committees of the Board of Directors include an Audit Committee, an Executive Committee, a Stock Option Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. Each of the aforementioned committees has written charters, copies of which are available on the Company’s website at www.syms.com. The charters will be provided in print to any shareholder who submits a written request for the charters, to the Company’s Corporate Secretary, Syms Corp, One Syms Way, Secaucus, New Jersey 07094.

The Audit Committee has the principal function of reviewing the adequacy of the Company’s internal system of accounting controls, conferring with the independent registered public accountants concerning the scope of their examination of the books and records of the Company and their audit and non-audit fees, recommending to the Board of Directors the appointment of independent registered public accountants, reviewing and approving related party transactions and considering other appropriate matters regarding the financial affairs of the Company. The current members of the Audit Committee are Bernard H. Tenenbaum (Chairman), Henry M. Chidgey and Thomas E. Zanecchia. None of these individuals is, or has ever been, an officer or employee of the Company and all are considered “independent” for the purposes of the NASDAQ governance standards. In addition, the Company has created a Disclosure Committee comprised of senior management members. The Disclosure Committee meets at least four times each fiscal year to discuss Company issues, review SEC filings and discuss related party transactions.

We do not have a formal written policy regarding the review, approval or ratification of related party transactions. However, all of our employees, officers and directors are required to comply with our code of business conduct and ethics which addresses, among other things, actions that are required when potential conflicts of interest arise. Specifically, if an employee, officer or director becomes aware of a conflict of interest, he or she is required to bring it to the attention of a supervisor, manager or other appropriate personnel. Pursuant to its charter, the Audit Committee shall review with management and the independent auditor and approve all transactions or courses of dealing with parties related to the Company. Transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to us than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party.

In addition to meeting the independence standards of NASDAQ, each member of the Audit Committee is financially literate and meets the independence standards established by the SEC. The Board of Directors has also determined that Bernard H. Tenenbaum has the requisite attributes of an “audit committee financial expert” as defined by regulations of the SEC and that such attributes were acquired through relevant education and experience. The Audit Committee met four times during fiscal 2010.

The Executive Committee is authorized to exercise all of the powers and authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law. Marcy Syms and Bernard H. Tenenbaum are members of the Executive Committee. The Executive Committee met once during fiscal 2010.

The Stock Option Committee reviews and recommends to the Board of Directors remuneration arrangements and compensation plans for the Company’s officers and key employees, administers the Company’s stock option and appreciation plans and determines the officers and key employees who are to be granted equity based incentive compensation awards under such plans. The current members of the Stock Option Committee are Bernard H. Tenenbaum, Henry M. Chidgey and Thomas E. Zanecchia, none of whom is, or has ever been, an officer or employee of the Company and all of whom are “independent” in terms of the NASDAQ governance standards. The Stock Option Committee did not meet during fiscal 2010.

The Compensation Committee is responsible for reviewing and approving for the Chief Executive Officer and other executives of the Company annual base salary, and for determining director compensation and benefit programs (other than those programs administered by the Stock Option Committee). The full Board of Directors reviews and approves the recommendations of the Compensation Committee for the annual base salary of the Chief Executive Officer and Chairman of the Board. Marcy Syms and Bernard H. Tenenbaum are members of the Compensation Committee. Marcy Syms is not an “independent” member of the Compensation Committee in terms of the NASDAQ governance standards. The Compensation Committee met once during fiscal 2010; otherwise all discussions and decisions were made by the full Board.

The Nominating & Corporate Governance Committee seeks to, among other matters, find qualified individuals to serve as directors of the Company. Marcy Syms and Bernard H. Tenenbaum are members of the Nominating & Corporate Governance Committee. Marcy Syms is not an “independent” member of the Nominating & Governance Committee in terms of the NASDAQ governance standards. The Nominating & Corporate Governance Committee met once during fiscal 2010; otherwise all of its determinations were made by the full Board.

Minimum Qualifications:  The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of NASDAQ and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; the ability to represent fairly all shareholders without advocating for any particular shareholder constituency; the absence of a conflict of interest, and the willingness to devote adequate time to Board of Directors duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Board believes that each director should have a basic understanding of (i) principal operational and financial objectives and plans and strategies of the Company, (ii) results of operations and financial condition of the Company and of any significant subsidiaries or business segments, (iii) the need for adopting and implementing internal controls, and (iv) the relative standing of the Company and its business segments in relation to its competitors.

Nominating Process:  The following paragraphs describe the processes that the Board or the Nominating & Corporate Governance Committee will take should it be necessary to fill vacancies or should the Board decide to expand its size.

The Nominating & Corporate Governance Committee is willing to consider candidates submitted by a variety of sources (including incumbent directors, shareholders, Company management and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Directors. If a vacancy arises or the Board of Directors decides to expand its membership, the Nominating & Corporate Governance Committee will ask each director to submit a list of potential candidates for consideration. The Nominating & Corporate Governance Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board of Directors. At that time, the Nominating & Corporate Governance Committee also will consider potential nominees submitted by shareholders in accordance with the procedures adopted by the Board of Directors, by the Company’s management and, if the Nominating & Corporate Governance Committee deems it appropriate, by an independent third party search firm retained to provide potential candidates. The Nominating & Corporate Governance Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board of Directors members, Company management, third party search firms or other sources.

After completing this process, the Nominating & Corporate Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Nominating & Corporate Governance Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Nominating & Corporate Governance Committee will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the Nominating & Corporate Governance Committee. All such interviews are held in person, and include only the candidate and the Nominating & Corporate Governance Committee members. Based upon interview results and appropriate background checks, the Nominating & Corporate Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board of Directors.

When nominating an incumbent director for re-election at an annual meeting, if asked by the Board, the Nominating & Corporate Governance Committee will consider the director’s performance on the Board of Directors and the director’s qualifications in respect of the criteria referred to above.

Consideration of Shareholder Nominated Directors:  The Nominating & Corporate Governance Committee will consider candidates for the Board of Directors submitted by shareholders in a timely manner in accordance with our by-laws and the rules and regulations promulgated under the securities laws. Any shareholder wishing to submit a candidate for consideration should submit a notice in accordance with the procedures set forth under the caption “Shareholder Nominations and Proposals.”

Corporate Governance

Corporate Governance Guidelines and Code of Business Conduct and Ethics:  The Board of Directors has adopted Corporate Governance Guidelines. The Board of Directors has also adopted a Code of Business Conduct and Ethics. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.syms.com. A copy of the Corporate Governance Guidelines and a copy of the Code of Business Conduct and Ethics are available in print to any shareholder who submits a written request for such copies to the Company’s Corporate Secretary at Syms Corp, One Syms Way, Secaucus, New Jersey 07094.

Code of Ethics for Senior Financial Officers:  The Board of Directors has adopted a Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Controller, which is available on the Company’s website at www.syms.com. A copy of the Code of Ethics for Senior Financial Officers is available in print to any shareholder who submits a written request for such Code of Ethics to the Company’s Corporate Secretary at Syms Corp, One Syms Way, Secaucus, New Jersey 07094.

Non-Management Directors:  Non-management directors meet in executive sessions at least twice a year and, if the group of non-management directors includes any director who is not “independent,” the independent directors meet at least twice a year in an executive session of only independent directors. The independent directors select the presiding director. Bernard H. Tenenbaum acts as the presiding director for all non-management meetings. As appropriate, some of the executive sessions of the non-management directors may be with the Chief Executive Officer and others will be conducted outside the presence of the Chief Executive Officer and any other management officials.

Communications between Shareholders and the Board of Directors:  Shareholders and other interested persons seeking to communicate with the Board of Directors should submit any communications in writing to the Company’s Corporate Secretary at Syms Corp, One Syms Way, Secaucus, New Jersey 07094. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Company’s Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed.

Attendance at Annual Meetings:  All Directors are expected to attend the 2011 Annual Meeting in person and be available to address questions or concerns raised by shareholders. All Directors attended the 2010 annual meeting of shareholders.

Compensation Risk Assessment:  As of the end of fiscal 2010, our management conducted an assessment of our employee compensation policies and practices and concluded that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on our Company.

COMPENSATION OF DIRECTORS

Each member of the Board of Directors who is not an officer or employee of the Company receives a director’s fee, presently established at the rate of $5,000 per meeting, for attending regular or special meetings of the Board of Directors. Additionally, each audit committee member receives $2,000 per meeting and the chair person of the audit committee receives $4,000 per meeting. For other committees, each committee member of the Board of Directors receives $1,000 for any committee meeting attended by such member. Travel expenses of such directors related to attendance at Board and committee meetings are reimbursed. Directors who are officers or employees of the Company do not receive any additional compensation by reason of their service as directors.

The following table sets forth certain information regarding the compensation we paid to each individual who served as a director of the Company during fiscal 2010, other than Marcy Syms. See the “Summary Compensation Table” below for information pertaining to compensation paid to Marcy Syms.

Name	Fees Paid
Bernard H. Tenenbaum	$61,000
Beth L. Bronner	15,000
Henry M. Chidgey	48,000
Thomas E. Zanecchia	48,000

EXECUTIVE OFFICERS

The Company’s executive officers, as well as additional information with respect to such persons, are set forth below:

Name	Age	Position
Marcy Syms	60	Chief Executive Officer and Chairman of the Board
Joel Feigenbaum	54	President
Seth Udasin	55	Senior Vice President, Chief Financial Officer and Chief Accounting Officer
Anne Keefe	47	Senior Vice President, Human Resources
Carl Palumbo	62	Senior Vice President, Planning and Allocation
Laura McCabe Brandt	40	Vice President, General Counsel and Corporate Secretary

Information with respect to Marcy Syms is set forth on page two of this Proxy Statement under “Election of Directors.”

Joel Feigenbaum, President

Mr. Joel Feigenbaum started as the Chief Integration Officer of the Company in March 2010. Since that time, Mr. Feigenbaum was promoted to Chief Operating Officer in June 2010 and elected by the Board of Directors to the position of President in October 2010. Prior to joining Syms Corp, he served as President of Reader’s Digest’s Books Are Fun, Ltd., the world’s leading display marketer of books and gifts. Prior to Reader’s Digest, he was Chief Operating Officer of babygear.com and President and Chief Operating Officer of Century 21 Stores.

Seth Udasin, Senior Vice President, Chief Financial Officer and Chief Accounting Officer

Mr. Seth Udasin joined Syms Corp in June 2010. He was formerly Vice President and Chief Financial Officer (1996-2005) of The Children’s Place Retail Stores, Inc. Mr. Udasin most recently had been an independent consultant providing retail and financial business advice and consulting services to small and mid-size retail and service companies. He is a Certified Public Accountant in the State of New York.

Ann Keefe, Senior Vice President, Human Resources

Ms. Ann Keefe joined Filene’s Basement in 1982 in the Flagship downtown Boston location. Over the years, Ms. Keefe progressed through a series of Human Resources positions in the Boston store, the Distribution Center and the Corporate Office. She became Vice President of Human Resources in 2005 and Senior Vice President of Human Resources in 2008. In 2010, Ms. Keefe was named as Senior Vice President Human Resources of Syms Corp.

Carl Palumbo, Senior Vice President, Planning and Allocation

Mr. Carl Palumbo joined Syms Corp in October 2010. He has expansive experience including serving as Vice President of Planning for Casual Corner Stores, Mothercare Maternity, Bob’s Stores and The WIZ. In 2003, Mr. Palumbo became the Vice President of Planning, Allocation and Replenishment with Burlington Coat Factory. From there, he served as an independent consultant with Global Technology Group until 2009 when he took on the role of the Divisional Merchandise Mgr, Men’s, Shoes & Accessories/Director of Corporate Merchandise Planning for Conway Stores.

Laura McCabe Brandt, Vice President, General Counsel & Corporate Secretary

Ms. Laura McCabe Brandt joined Syms Corp in October 2010. In January 2011, the Board of Directors elected Ms. Brandt to the position of Corporate Secretary. Prior to joining the Company, Ms. Brandt served as the U.S. General Counsel for H&M Hennes & Mauritz L.P., as Associate General Counsel for Apple Core Hotels, Inc., a New York City hotel and property management company and as Associate General Counsel for Ranieri & Co., Inc., a private investment firm. She is a licensed attorney in the State of New York and was recently admitted to the New Jersey Bar as an in-house limited license bar member.

The Company’s officers are elected by the Board of Directors and hold office at the discretion of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of Common Stock as of June 15, 2011, except as otherwise set forth in the notes below, for:

•	each director and nominee;
•	each executive officer named in the summary compensation table;
•	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially more than 5% of our common stock; and
•	all directors and executive officers as a group.

Each person named in the table has sole voting and investment power with respect to all shares of Common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class
Marcy Syms One Syms Way Secaucus, NJ 07094	7,955,294 (1)	54.7%
Franklin Resources, Inc. 777 Mariners Island Blvd. San Mateo, CA 94404	1,430,000 (2)	9.9%
Dimensional Fund Advisors, Inc. 6300 Bee Cave Road Austin, TX 78746	1,216,537 (3)	8.4%
Bernard H. Tenenbaum	100	*
Beth L. Bronner	—	—
Henry M. Chidgey	—	—
Thomas E. Zanecchia	—	—
All directors and executive officers as a group (10 persons)	7,955,394	54.7%

*	Less than one percent
(1)	Represents (a) 946,932 shares of Company common stock owned directly by Marcy Syms, (b) 697,592 shares of Company common stock held in the Laura Merns Living Trust, dated February 14, 2003 (the “Merns Trust”), (c) 6,213,270 shares of Company common stock held in the Marcy Syms Revocable Living Trust, dated January 12, 1990, as amended (the “Marcy Syms Trust”), of which 5,896,087 shares of Company common stock was transferred to the Marcy Syms Trust from the Cortlandt Enterprises Limited Liability Partnership upon its dissolution in 2009 and (d) fully vested options entitling Marcy Syms to purchase 97,500 shares of Company common stock. Marcy Syms is the sole Trustee of the Merns Trust; she disclaims beneficial ownership of the shares owned by the Merns Trust except to the extent of her pecuniary interest in the Merns Trust. Marcy Syms retains the sole voting power with respect to the 6,213,270 shares of Company common stock held by the Marcy Syms Trust and the right to revoke the Marcy Syms Trust at any time.
(2)	Franklin Resources, Inc. (“Franklin”) has sole voting and dispositive power with respect to 1,430,000 shares. This information is based upon a Form 13F publicly filed by Franklin in May 2011.
(3)	Dimensional Fund Advisors, Inc. (“Dimensional”) has sole dispositive power with respect to 1,216,537 shares. This information is based upon a Schedule 13G publicly filed by Dimensional in February 2011.

Of the directors, Messrs. Chidgey and Zanecchia and Ms. Bronner do not beneficially own any shares of Company common stock. Other than Marcy Syms, none of the executive officers named in the summary compensation table, beneficially own any shares of Company common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy:  The Company’s compensation program is designed to integrate compensation with the achievement of the Company’s business objectives and to ensure that total compensation paid to executive officers and key employees is fair and reasonable. The Company has structured its executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. This philosophy also includes aligning and rewarding management for increasing shareholder value.

The Compensation Committee, through its executive compensation policy, strives to provide compensation rewards based upon corporate and individual performance. It seeks to maintain a relatively simple compensation program in order to avoid the administrative costs which the Compensation Committee believes are inherent in multiple complex compensation plans and agreements.

The Company does not generally enter into employment, severance or change in control agreements with any of its executive officers. However, Seth Udasin, the Chief Financial Officer has a pre-negotiated severance package included in his employment offer letter as did Jason Somerfeld, the former Senior Vice President and General Merchandising Manager. Both Mr. Udasin and Mr. Somerfeld negotiated a six (6) month severance package upon involuntary termination from the Company. Further details on the employment offer letters are described under the heading “Employment Offer Letters”.

The determination of compensation ranges for executive officers did not utilize benchmarking compensation packages with other retailers to analyze the compensation of our executive officers during the past fiscal year. In setting compensation for our executive officers, the Company has traditionally focused upon (i) the current compensation of the employee, (ii) past compensation for the employee and for other individuals in the same role or similar roles at the Company and (iii) the Company’s operating results. Determination of Marcy Syms’ compensation as the Company’s Chief Executive Officer for fiscal 2010 reflects the Company’s performance and also reflects recognition of Ms. Syms unique, ongoing contribution to the growth, success and viability of the Company.

Base Salary:  The base salary for Company personnel is intended to provide competitive remuneration for services provided to the Company over a one-year period and is designed to compensate an individual for his or her level of responsibility and performance.

Bonus:  Bonuses may be awarded based upon individual performance as measured against individual goals and objectives, combined with the Company’s attainment of corporate goals and objectives. The Compensation Committee utilizes cash bonuses, when it feels a bonus is merited, based on factors such as an executive’s individual performance and the Company’s performance relative to its past performance and the performance of competitors.

Long-Term Incentive:  The Stock Option Committee of the Board of Directors has the responsibility of administering the Company’s stock option plans and is therefore responsible for authorizing all grants of options. The Stock Option Committee is comprised entirely of non-employee directors that have no direct or indirect material interest in, or relations with, the Company outside of their position as a Director. The Stock Option Committee currently consists of the following members of the Company’s Board of Directors: Bernard H. Tenenbaum, Henry M. Chidgey and Thomas E. Zanecchia. The Stock Option Committee believes that long-term incentive awards for executives promote retention and maximize shareholder value, which align the interests of executives with those of shareholders.

Stock Option Plans:  The Company’s Amended and Restated Stock Option and Appreciation Plan (the “Stock Option Plan”) allows for the granting of incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986 (as amended), non-qualified stock options and stock appreciation rights. The plan requires that incentive stock options be granted at an exercise price not less than the fair market value of the Company’s common stock on the date the option is granted. The exercise price of the option for holders of more than 10% of the voting rights of the Company must be not less than 110% of the fair market value of the Common Stock on the date of grant. Non-qualified options and stock appreciation rights may be granted at any exercise price, subject to limitations imposed pursuant to Section 409A of the Internal Revenue Code which penalizes employees who receive options and stock appreciation rights granted at a price below the then-current fair market value. The Company has reserved 1,500,000 shares of common stock for issuance thereunder. The maximum exercise period for any option or stock appreciation right under the plan is ten years from the date the option is granted (five years for any optionee who holds more than 10% of the voting rights of the Company). The Stock Option Committee froze the Stock Option Plan as of December 31, 2006 and at such time, no further grants have been awarded under this plan.

In 2005, the Company adopted the 2005 Stock Option Plan (the “2005 Plan”). The 2005 Plan permits the grant of options, share appreciation rights, restricted shares, restricted share units, performance units, performance shares, cash-based awards and other share-based awards. Key employees, non-employee directors, and third party service providers of the Company who are selected by a committee designated by the Board of Directors of the Company are eligible to participate in the 2005 Plan. The maximum number of shares issuable under the 2005 Plan is 850,000, subject to certain adjustments in the event of changes to the Company’s capital structure.

The 2005 Plan requires that incentive stock options be granted at an exercise price not less than the fair market value of the Company’s common stock on the date the option is granted. The exercise price of such options for holders of more than 10% of the voting stock of the Company must be not less than 110% of the fair market value of the Company’s common stock on the date of grant. The exercise price of non-qualified options and stock appreciation rights must not be less than fair market value.

The maximum exercise period for any option or stock appreciation right under the 2005 Plan is ten years from the date the option is granted (five years for any incentive stock options issued to a person who holds more than 10% of the voting stock of the Company).

There were no options granted during fiscal 2010, and all options previously granted are fully vested.

Employment Offer Letters.  The Company does not generally enter into individual employment, severance or change in control agreements with any of its executive officers. However, the Company has entered into an employment offer letter with Mr. Udasin, the Chief Financial Officer, dated as of June 2010. Mr. Udasin’s employment offer letter provides that he is entitled to an annual base salary of $275,000, an annual car allowance of $6,000 and a Company-paid gas card. In addition, in the event Mr. Udasin’s employment is terminated involuntarily, he would be entitled to a severance payment equal to six months base salary. The Company also entered into an employment offer letter with Ms. Brandt, the General Counsel, dated October 2010 that provides for an annual base salary of $250,000 and an annual car allowance of $6,000. In addition, the Company had entered into a substantially similar employment offer letter with Mr. Somerfeld, the former Senior Vice President and General Merchandising Manager, but his employment terminated with us in February of 2011. Mr. Somerfeld’s annual base salary at the time was $404,000 with a $1,000 per month allowance for commuter expenses and incidentals permitted under the Company’s corporate credit card. Upon Mr. Somerfeld’s termination of employment and execution and non-revocation of a release of claims, the Company was obligated to pay $202,000 as his severance payment that is being paid through bi-weekly payments. This severance amount is the equivalent of six months of base salary.

The Company does not otherwise have a formal severance policy with its executive officers and determines on a case by case basis whether severance would be provided upon the termination of an executive officer. For example, upon the Company’s termination of employment of Mr. Siconolfi, the former Controller and acting Chief Accounting Officer, in October 2010, the Company determined to pay Mr. Siconolfi a severance payment of $36,250 broken into bi-weekly payments in exchange for a release of claims. This severance payment to Mr. Siconolfi represented thirteen weeks of salary. For Mr. Shulman, former President, the Company determined to pay $370,000 in exchange for a release of all claims as severance. This severance amount represents six months of compensation and was paid to Mr. Shulman in bi-weekly increments.

Tax Considerations:  It is the responsibility of the Compensation Committee to address the issues raised by the tax laws which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company. In this regard, the Compensation Committee must determine whether any actions with respect to this limit should be taken by the Company. At this time, it is not anticipated that any executive officer will receive any compensation in excess of this limit.

EXECUTIVE COMPENSATION, RETIREMENT PROGRAMS AND OTHER ARRANGEMENTS

This section and the tables set forth in this section should be read in conjunction with the more detailed description of our executive compensation plans and arrangements included in the Compensation Discussion and Analysis which precedes this section.

Summary Compensation Table For Fiscal 2010, 2009 and 2008

The following table sets forth compensation earned during fiscal 2010, 2009 and 2008 by the Company’s Chief Executive Officer, Chief Financial Officer, the three other most highly paid executive officers whose total compensation for fiscal 2010 exceeded $100,000 and two former executive officers:

Name and Principal Position	Fiscal Year	Salary	Option Awards	Bonus	All Other Compensation	Total Compensation
Marcy Syms Chief Executive Officer	2010	$582,309	—	—	—	$582,309
	2009	582,309	—	—	—	582,309
	2008	642,033	—	—	—	642,033
Joel Feigenbaum(1) President	2010	$449,508	—	—	—	$449,508
	2009	—	—	—	—	—
	2008	—	—	—	—	—
Seth Udasin(2) Chief Financial Officer and Chief Accounting Officer	2010	$204,288	—	—	—	$204,288
	2009	—	—	—	—	—
	2008	—	—	—	—	—
Ann Keefe Senior Vice President, Human Resources	2010	$225,285	—	—	—	$225,285
	2009	148,619	—	—	—	148,619
	2008	—	—	—	—	—
Laura McCabe Brandt(3) Vice President, General Counsel and Corporate Secretary	2010	$102,423	—	—	—	$102,423
	2009	—	—	—	—	—
	2008	—	—	—	—	—
Jason Somerfeld(4) Senior Vice President and General Merchandising Manager	2010	$318,538	—	—	—	$318,538
	2009	—	—	—	—	—
	2008	—	—	—	—	—
Ray Siconolfi(5) Controller, and Chief Accounting Officer	2010	$128,615	—	—	—	$128,615
	2009	112,800	—	—	—	112,800
	2008	111,646	—	—	—	111,646
Mark Shulman(6) President	2010	$302,708	—	—	$87,353	$390,061
	2009	438,461	—	—	105,100	543,561
	2008	—	—	—	—	—

(1)	Mr. Feigenbaum was hired as Chief Integration Officer in March 2010.
(2)	Mr. Udasin was hired as Chief Financial Officer and Chief Accounting Officer in June 2010.
(3)	Ms. Brandt was hired as Vice President and General Counsel in October 2010.
(4)	Mr. Somerfeld was hired as Senior Vice President and General Merchandising Manager in May 2010. His employment with the Company ended in February 2011. Severance payments began following the end of fiscal 2010 and, therefore, are not reflected in this table.
(5)	Mr. Siconolfi acted as Chief Accounting Officer for part of fiscal 2010. The compensation amounts above represent the compensation paid to Mr. Siconolfi in all capacities. The 2010 compensation amounts include severance payments. His employment with the Company ended in October 2010.
(6)	Mr. Shulman’s employment with the Company ended in March 2010. The 2010 compensation amounts include severance payments.

Grants of Plan-Based Awards
During Fiscal Year Ended February 26, 2011

During the last completed fiscal year, the Company did not grant stock options or other share-based awards.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for Ms. Syms with respect to stock option awards outstanding at February 26, 2011. At that date, each of the executive officers named in the Summary Compensation Table do not hold any other equity awards.

Name	Number of securities underlying unexercised options at February 26, 2011 (Exercisable)	Number of securities underlying unexercised options at February 26, 2011 (Unexercisable)	Option Exercise Price	Option Expiration Date
Marcy Syms	97,500	—	$15.01	7/21/2015

Option Exercises During the
Fiscal Year Ended February 26, 2011

There were no options exercised during fiscal 2010 by any of the executive officers named in the Summary Compensation Table. None of those officers own any shares of restricted stock, restricted stock units or similar instruments that vested during fiscal 2010.

Retirement Benefits

Each of the Company’s executive officers who were employed prior to December 31, 2006, is entitled to participate in the Syms Corp Defined Benefit Plan on the same basis as all other eligible executives. Effective December 31, 2006, this plan was frozen and no additional benefits have accrued.

Each of the Company’s executive officers is entitled to participate in the Company’s defined contribution 401K Plan on the same basis as all other eligible employees. In addition, the Company also has a Profit Sharing Plan to which the Company makes a discretionary contribution based on its performance. All employees can participate in this plan once they become eligible. Amounts contributed to the accounts of the executive officers named in the Summary Compensation Table are set forth in that Table.

Pension Plan

The Company sponsors a defined benefit pension plan (the “Pension Plan”). A Pension Plan’s participant’s interest vests over a seven year period commencing in the third year at the rate of 20% after completing three years of employment and 20% for each year thereafter, and is 100% vested after the completion of seven years of service. Benefit payments are made in the form of one of five annuity payment options elected by the participant. Amounts in the table are based on a straight life annuity. For the executive officers named in the Summary Compensation Table who participate in the Pension Plan, compensation for purposes of the Pension Plan generally corresponds to the amounts shown in the “Salary” column of the Summary Compensation Table.

Currently no more than $245,000 (as adjusted from time to time by the Internal Revenue Service) of cash compensation may be taken into account in calculating benefits payable under the Pension Plan. Executive officers in the Summary Compensation Table were credited with the following years of service at December 31, 2010: Marcy Syms, 32 or more years and Ray Siconolfi, 9 years. Benefits under the Pension Plan are not subject to any deduction for social security or other offset amount. The annual retirement benefit is reduced pro rata if the employee has completed less than 25 years of service. A participant is entitled to be paid his or her benefits upon retirement at age 65. If a participant has completed at least 15 years of service, he or she may retire upon reaching age 55 but the benefits he or she receives will be actuarially reduced to reflect the longer period during which he or she will receive a benefit. A participant who leaves the Company for any reason other than death, disability or retirement will be entitled to receive the vested portion of the benefit payable over different periods of time depending on the aggregate amount vested and payment option elected.

The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information regarding the benefits payable under the Pension Plan, which represents the only plan of the Company that provides for payments or other benefits at, following, or in connection with an officer’s retirement.

2010 Pension Benefit

Name	Plan Name	No. of years credit service	Present Value of Accrued Benefits ($)	Change in Pension Value 2010 vs 2009 ($)
Marcy Syms	(1)	32	197,264	13,592
Joel Feigenbaum	(1)	n/a
Seth Udasin	(1)	n/a
Ann Keefe	(1)	n/a
Laura McCabe Brandt	(1)	n/a
Jason Somerfeld	(1)	n/a
Ray Siconolfi	(1)	9	16,243	1,093
Mark Shulman	(1)	n/a

(1)	Syms Corp Defined Benefit Plan
(2)	Mr. Feigenbaum, Mr. Udasin, Ms. Keefe, Ms Brandt, Mr. Somerfeld and Mr. Shulman were not eligible to participate. The plan was frozen effective as of December 31, 2006.

Termination or Change in Control Payments

The Company does not generally enter into individual employment, severance or change in control agreements with any of its executive officers. However, the Company has entered into an employment offer letter with Mr. Udasin which provides that in the event that Mr. Udasin’s employment is terminated involuntarily, he would be entitled to a severance payment equal to six months base salary. If Mr. Udasin’s employment had been terminated involuntarily on the last day of Fiscal 2010, he would have been paid $137,500.

In addition, Mr. Somerfeld had entered into a substantially similar employment offer letter as Mr. Udasin’s employment offer letter and upon Mr. Somerfeld’s termination of employment and execution and non-revocation of a release of claims, the Company became obligated to pay $202,000 as his severance payment over a six month period which equated to six months of base salary.

The Company does not otherwise have a formal severance policy with its executive officers and determines on a case by case basis whether severance would be provided upon the termination of an executive officer. For example, upon the Company’s termination of employment of Mr. Siconolfi, the former Controller and Chief Accounting Officer, in October of 2010, the Company determined to pay Mr. Siconolfi a severance payment of $36,250 broken into bi-weekly payments in exchange for a release of claims. This severance payment to Mr. Siconolfi represented thirteen weeks of salary. For Mr. Shulman, former President, the Company determined to pay $370,000 in exchange for a release of all claims as severance. This severance amount represents six months of compensation and was paid to Mr. Shulman in bi-weekly increments.

Other than the arrangements described above for Messrs. Udasin, Somerfeld, Siconolfi and Shulman, the following is a summary of amounts that may become payable or vested upon certain termination of employments or upon a change in control; however, as of the end of Fiscal 2010, all outstanding stock options were fully vested and exercisable. No additional payments or benefits will accrue or be paid to the individual or the individual’s estate, if applicable, other than what has been accrued and vested in the benefit plans discussed above in this proxy statement under the heading “Retirement Benefits”.

Payments Made Upon Voluntary or Involuntary Termination:  If the employment of any of the named executive officers who have received stock options or other long-term incentive awards is voluntarily or involuntarily terminated (other than upon death or disability, as described below), then under our standard award agreements, the following will occur:

•	all unvested awards will be forfeited and deemed cancelled immediately upon such termination; and
•	in the event of a termination without “cause”, outstanding vested stock options will be forfeited and deemed cancelled and no longer exercisable on the earlier of the 90th day following such termination or the expiration date of the option.

Payments Made Upon Disability:  If the employment of any of the named executive officers who have received stock options or other long-term incentive awards is terminated due to disability, then under our standard award agreements, the following will occur:

•	outstanding vested stock options will be forfeited and deemed cancelled and no longer exercisable on the earlier of the 12 months following such termination or the expiration date of the option; and
•	all restrictions underlying all unvested shares of restricted stock will lapse and become immediately vested.

Payments Made Upon Death:  If any of the named executive officers who have received stock options dies, then under our standard award agreements, such death will not trigger an acceleration of the vesting of any stock options. Outstanding vested stock options will be forfeited and deemed cancelled and no longer exercisable on the earlier of the 12 months following death or the expiration date of the option. If any of the named executive officers who have received shares of restricted stock dies, then under our standard award agreements, upon death, all restrictions underlying all unvested shares of restricted stock will lapse and become immediately vested.

Potential Payments Upon Change in Control:  Under our standard equity award agreements, upon a “change in control” the following will occur:

•	all outstanding stock options will immediately vest and be exercisable; and
•	all unvested shares of restricted stock will immediate vest.

No additional payments or benefits will accrue or be paid upon a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Marcy Syms and Bernard H. Tenenbaum served as members of the Compensation Committee during fiscal 2010. Bernard H. Tenenbaum, Henry M. Chidgey and Thomas E. Zanecchia served as members of the Stock Option Committee throughout fiscal 2010. Marcy Syms is the Chairman of the Board of Directors, and the Company’s Chief Executive Officer. No member of the Compensation Committee or Stock Option Committee had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K since the beginning of fiscal 2010.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

The Compensation Committee and the Stock Option Committee have reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on their review and discussions with management, the committees recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s fiscal 2010 proxy statement.

COMPENSATION AND STOCK OPTION COMMITTEES
Marcy Syms
Bernard H. Tenenbaum
Henry M. Chidgey
Thomas E. Zanecchia

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 and 5), of Common Stock of the Company with the SEC. Executive officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all such forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received by it, all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were met during fiscal 2010; except that Laura McCabe Brandt and Carl Palumbo were each late in filing one report on Form 3. The delinquent Forms are currently being prepared for filing.

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended February 26, 2011:

(1) the Audit Committee reviewed and discussed the audited financial statements with the Company’s management;

(2) the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T;

(3) the Audit Committee received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and discussed with the Company’s independent accountants the independent accountants’ independence; and

(4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2010 Annual Report on Form 10-K.

AUDIT COMMITTEE
Bernard H. Tenenbaum, Chairman
Henry M. Chidgey
Thomas E. Zanecchia

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) enacted to law during July 2010 requires that U.S. public companies provide shareholders a non-binding advisory vote on the compensation of the Company’s named executive officers, otherwise known as a “say-on-pay” vote.

The Board of Directors is asking you to approve our compensation structure for our named executive officers, as described in this proxy statement. Appropriate executive compensation enables the Company to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance. We believe that the Company’s compensation structure is strongly aligned with the long term interest of our shareholders.

The Board of Directors recommends that the shareholders vote FOR ratification of the following resolution, which will be presented at the 2011 Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation structure for our named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

As an advisory vote, the result is non-binding on the Company and the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our executive officers.

The affirmative vote of a majority of the shares of stock represented at the 2011 Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required for approval of this advisory proposal. Accordingly, broker non-votes will have no effect on this proposal and abstentions will have the same effect as votes against this proposal.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF NON-BINDING
VOTES ON EXECUTIVE COMPENSATION

Per the terms of the Act, shareholders are entitled to cast a non-binding advisory vote to determine how frequently they should consider and cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers. Shareholders have the option to vote for a say-on-pay vote every one, two or three years. A shareholder may also abstain from voting on this proposal. The Board of Directors believes that it is in the best interest of the Company for the Company’s shareholders to cast a non-binding advisory vote on executive compensation every year.

The proxy card provides shareholders with the opportunity to choose among four voting options: holding the non-binding advisory vote every one, two or three years or abstaining. Therefore, shareholders will not be voting directly to approve or disprove the Board of Directors’ recommendation.

The Board of Directors recommends that the shareholders vote FOR ratification of the following resolution, which will be presented at the 2011 Annual Meeting:

“RESOLVED, that the Company’s shareholders advise the Company to include a non-binding advisory vote on the compensation of the Company’s named executive officers every year.”

As an advisory vote, the result is non-binding on the Company and the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our executive officers.

The choice of one year, two years or three years receiving the most votes cast will be considered the selection preferred by shareholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors has selected BDO USA, LLP (“BDO”) as the independent registered public accounting firm for the Company for the fiscal year ending February 25, 2012 and recommends that shareholders approve such appointment. The affirmative vote of a majority of the votes cast at the meeting is necessary for the approval of auditors.

BDO has audited the financial statements of the Company for more than the past five years. A representative of BDO is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

The following is a summary of the fees for professional services rendered by BDO which were billed to us for the past two fiscal years:

	Fiscal year ended
Fee category	February 26, 2011	February 27, 2010
Audit fees	$534,500	$629,000
Audit-related fees	48,000	205,000
Total fees	$582,500	$834,000

Audit Fees:  Audit fees represent fees for professional services performed by BDO for the audit of our annual financial statements, audit of internal controls and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees:  Audit-related fees represent fees for assurance and related services performed by BDO that are reasonably related to the performance of the audit or review of our financial statements. These fees were for employee benefit related services in each of the past two fiscal years. The fees for the fiscal year ended February 27, 2010 also include services related to the acquisition of Filene’s Basement assets.

Pre-approval Policies and Procedures:  The Audit Committee Charter adopted by the Board of Directors of the Company requires that, among other things, the Audit Committee must pre-approve all audit and permissible non-audit services rendered by the independent registered accounting firm. These services may include audit services, audit-related services, tax services and other services, including services relating to compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided during the past two fiscal years were pre-approved by the Audit Committee.

The Company and the Audit Committee have considered whether other non-audit services by BDO are compatible with maintaining the independence of BDO in its audit of the Company.

For purposes of determining whether to select BDO as the independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for fiscal 2011, the Audit Committee conducted a thorough review of BDO’s performance. The committee considered:

•	BDO’s historical and recent performance on the Company’s audit, including the quality of the engagement team and the firm’s experience, client service, responsiveness and technical expertise;
•	The firm’s leadership, management structure, client and employee retention and compliance and ethics programs;
•	The record of the firm against comparable accounting firms in various matters, such as regulatory, litigation and accounting matters;

•	The appropriateness of the fees charged; and
•	The firm’s familiarity with the Company’s accounting policies and practices and internal control over financial reporting.

In the course of assisting the audit committee in its review, Company representatives interviewed management of BDO with respect to certain of the matters listed above. BDO was our independent auditor for the year ended February 26, 2011. The firm is a registered public accounting firm.

Although ratification is not required by our Bylaws or otherwise, the Board considers the selection of the independent registered accounting firm to be an important matter of shareholder concern and is submitting the selection of BDO USA, LLP to our shareholders for ratification as a matter of good corporate practice.

The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of BDO USA, LLP.

OTHER MATTERS

The Board of Directors does not know of any matters to be brought before the 2011 Annual Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the 2011 Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies therein in accordance with their best judgment on such matters.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Nominations to Board of Directors:  Any shareholder who wants to nominate a candidate for election to the Board of Directors must deliver timely notice to our Corporate Secretary at our principal executive offices, located at One Syms Way, Secaucus, New Jersey 07094. In order to be timely, the notice must be delivered:

•	In the case of an annual meeting, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, although if we did not hold an annual meeting during the immediately preceding calendar year or the annual meeting is called for a date that is not within 30 days of the anniversary date of the prior year’s annual meeting, the notice must be received a reasonable time before we begin to print and mail our proxy materials; and
•	In the case of a special meeting of shareholders called for the purpose of electing directors, the notice must be received a reasonable time before we begin to print and mail our proxy materials.

Accordingly, any person who desires to nominate a candidate for director at our 2012 annual meeting must provide the information required not later than April 7, 2012. The shareholder’s notice to the Corporate Secretary must set forth:

•	As to each person whom the shareholder proposes to nominate for election as a director (a) his or her name, age, business address and residence address, (b) his or her principal occupation and employment, (c) the number of shares of our common stock that are owned beneficially or of record by him or her and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder; and
•	As to the shareholder giving the notice: (a) the proponent’s name, age and record address, (b) the number of shares of the Company’s common stock which are owned beneficially or of record by the proponent, (c) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (d) a representation by the proponent that the proponent is a holder of record of our common stock entitled to vote at such meeting and that the proponent intends to appear in person or by proxy at the meeting to nominate the person or persons named in the proponent’s notice and (e) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder.

The notice delivered by the shareholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The shareholder must be a shareholder of record on the date on which the shareholder gives the notice described above and on the record date for the determination of shareholders entitled to vote at the meeting.

Other proposals:  In order to bring other business before an annual meeting, a shareholder must give timely notice of such proposal in writing to the Corporate Secretary at the Corporation’s principal executive offices located at One Syms Way, Secaucus, New Jersey 07094 and such business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to such address not less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that an annual meeting was not conducted during the immediately preceding calendar year, or in the event that the Board of Directors sets as a date for the annual meeting a date which is not within 30 days before or after such anniversary date, notice by the shareholder (in order to be timely) must be so delivered within a reasonable time prior to the date on which the Corporation begins to print its proxy solicitation materials. Such shareholder’s notice must set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business that such shareholder may have and the beneficial owner, if any, on whose behalf the proposal is made. Accordingly, any person who desires to make any other proposal at our 2012 annual meeting must provide the information required not later than April 7, 2012.

In accordance with SEC rules, the proxy holders named in the form of proxy provided by the Board of Directors will be entitled to use their discretionary voting authority with respect to any shareholder proposal raised at the 2012 annual meeting which is not presented to the Company on or before April 7, 2012, in accordance with the standards set forth above.

If a shareholder intends to present a proposal at our 2012 annual meeting of shareholders and desires to have that proposal included in the proxy statement and form of proxy relating to that meeting, the proposal must be received by the Company at our principal executive offices not later than April 7, 2012, and must comply with the requirements of the SEC rules.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as “householding,” potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

The Company and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of this proxy statement is being sent to that address, unless we received contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Syms Corp stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.

However, if you wish to receive a separate copy of this proxy statement, or would like to receive separate proxy statements and annual reports of Syms Corp in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Corporate Secretary of the Company at One Syms Way, Secaucus, New Jersey 07094, or by calling the Corporate Secretary at (201) 902-9600.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report on Form 10-K for the fiscal year ended February 26, 2011 (fiscal 2010), including financial statements, is being mailed to shareholders of the Company with this Proxy Statement. The Annual Report does not constitute a part of the Proxy Solicitation materials. Shareholders may, without charge, obtain copies, excluding certain exhibits, of the Company’s Annual Report on Form 10-K filed with the SEC. Requests for this Report should be addressed to Investor Relations, Syms Corp, One Syms Way, Secaucus, New Jersey 07094. Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.

By Order of the Board of Directors

Laura McCabe Brandt

Vice President, General Counsel and Corporate Secretary
June 24, 2011

ANNUAL MEETING OF SHAREHOLDERS OF

SYMS CORP

August 5, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.syms.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530403000000000000 3 080511

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of the following persons as Directors of the Company to serve for the respective terms set forth in the accompanying Proxy Statement:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Marcy Syms
- ○ Beth L. Bronner
- ○ Henry M. Chidgey
- ○ Bernard H. Tenenbaum
- ○ Thomas E. Zanecchia

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	1 year	2 years	3 years	ABSTAIN
3. To cast a non-binding advisory vote on the frequency of say-on-pay proposals.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. To ratify the appointment of BDO USA, LLP as independent accountants of the Company for the fiscal year ending February 25, 2012.	☐	☐	☐

5. In their discretion with respect to any other matter that may properly come before the meeting or any and all adjournment(s) or postponement(s) thereof.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

SYMS CORP

Annual Meeting of Shareholders – August 5, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Syms Corp, a New Jersey corporation (the "Company"), hereby appoints Marcy Syms, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all shares of common stock of the Company held by the undersigned at the Annual Meeting of Shareholders of the Company (receipt of a copy of the Notice of such meeting, and Proxy Statement being acknowledged) on August 5, 2011 at 11:00 a.m., at the offices of Syms Corp, One Syms Way, Secaucus, New Jersey 07094, upon the following matters and upon such other business as may properly come before the meeting and any and all adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares. The undersigned hereby revokes any proxy previously given with respect to such shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued and to be signed on the reverse side)

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